Exhibit 10.2

SECOND AMENDMENT TO THE OXFORD INDUSTRIES, INC.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

Pursuant to § 9.1 of the Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”), Oxford Industries, Inc. (the “Company”) hereby amends the Plan as follows:

1.

Effective as of January 1, 2005, the second sentence of Section 4.4 of the Plan shall be amended to read as follows:

“Any Matching Contribution shall be credited to each Account in the January following the Plan Year during which the deferred Compensation to which the Matching Contribution relates was credited to each Account.”

2.

Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the date set forth below.

OXFORD INDUSTRIES, INC.

By:	/s/ Dominic C. Mazzone
Dominic C. Mazzone
Vice President, General Counsel and Secretary

Date:	November 29, 2004